UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2006

GOLDEN GRAIN ENERGY, LLC

(Exact name of small business issuer as specified in its charter)

Iowa	000-51177	02-057361
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1822 43rd St. SW
Mason City, IA 50401

(Address of principal executive offices)

(641) 423-8525
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 27, 2006, we increased the annual salary of our President and Chief Executive Officer, Walter Wendland, to $130,000 for the calendar year beginning January 1, 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 27, 2006, we appointed Christine A. Marchand as Chief Financial Officer of Golden Grain Energy, LLC. Ms. Marchand has been serving as our interim Chief Financial Officer since November 21, 2005. From October 2001 until November 2005, Ms. Marchand was employed as controller at Kiefer Built, LLC.  From April 2001 until September 2001, Ms. Marchand was employed as a staff accountant at Kiefer Built, LLC.  Prior to her employment at Kiefer Built, LLC, Ms. Marchand was employed as an accountant at Burton E. Tracy & Co., P.C.  Ms. Marchand is a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

March 2, 2006	/s/ Walter Wendland
Date	Walter Wendland, Chief Executive Officer